EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 23, 2011

Current Month                    Rolling Performance*                                                    Rolling Risk Metrics* (Jan 2007 – Dec 2011)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.3%	-0.8%	-13.6%	-13.6%	-6.4%	2.0%	4.1%	2.0%	12.6%	-18.1%	0.2	0.2
B**	-1.3%	-0.8%	-14.1%	-14.1%	-7.0%	1.3%	N/A	1.3%	12.5%	-19.7%	0.2	0.2
Legacy 1***	-1.3%	-0.6%	-11.7%	-11.7%	N/A	N/A	N/A	-3.6%	11.1%	-14.7%	-0.3	-0.4
Legacy 2***	-1.3%	-0.6%	-12.1%	-12.1%	N/A	N/A	N/A	-3.9%	11.1%	-15.0%	-0.3	-0.5
Global 1***	-1.2%	-0.7%	-11.8%	-11.8%	N/A	N/A	N/A	-5.0%	10.4%	-14.7%	-0.4	-0.6
Global 2***	-1.2%	-0.7%	-12.1%	-12.1%	N/A	N/A	N/A	-5.3%	10.3%	-15.4%	-0.5	-0.6
Global 3***	-1.2%	-0.8%	-13.6%	-13.6%	N/A	N/A	N/A	-7.1%	10.3%	-19.4%	-0.7	-0.8

S&P 500 Total Return Index****	3.8%	1.6%	2.7%	2.7%	14.3%	-0.1%	3.0%	-0.1%	18.9%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	-3.2%	0.2%	25.6%	25.6%	6.5%	10.2%	8.6%	10.2%	12.6%	-12.3%	0.8	1.5

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	46%					43%
Energy	14%	Short	Natural Gas	6.1%	Short	14%	Short	Natural Gas	6.2%	Short
			Crude Oil	2.8%	Long			Crude Oil	2.4%	Long
Grains/Foods	18%	Short	Cotton	2.7%	Short	17%	Short	Cotton	2.4%	Short
			Coffee	2.3%	Short			Coffee	2.3%	Short
Metals	14%	Short	Aluminum	4.2%	Short	12%	Short	Aluminum	4.1%	Short
			Copper	3.1%	Short			Copper	3.4%	Short
FINANCIALS	54%					57%
Currencies	25%	Long $	Euro	4.3%	Short	25%	Long $	Euro	5.0%	Short
			Swiss Franc	1.4%	Short			Swiss Franc	1.4%	Short
Equities	9%	Long	S&P 500	2.4%	Long	12%	Long	S&P 500	2.9%	Long
			Hang Seng	1.1%	Short			Dax Index	1.7%	Short
Fixed Income	20%	Long	Bunds	4.7%	Long	20%	Long	Bunds	6.0%	Long
			Euribor	2.6%	Long			Euribor	2.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rose nearly 7% due to reports showing the largest weekly decrease in inventories since 2001.  Strong U.S. housing starts data also propelled crude oil higher.  Natural gas markets continued their recent decline because of forecasts for warmer weather in the U.S. into January.

Grains/Foods
Grains futures moved higher as adverse weather conditions in key South American farming regions bolstered forecasts for U.S. grains demand.  In the livestock markets, live cattle registered a 5% profit for the week as snowfall in the Plains States disrupted beef production.  Coffee prices rallied in excess of 4% on forecasts showing declining production from Brazil and Colombia.

Metals
Gold markets rose as investors attempted to take advantage of reduced prices caused by recent declines.  Silver markets finished the week lower, unable to recover from early-week losses stemming from liquidations by large commodity funds.  Base metals prices generally rose as better-than-expected U.S. housing data provided bullish support to demand forecasts.

Currencies
The U.S. dollar declined against major counterparts as optimistic domestic economic data reduced demand for haven assets.  In Europe, the British pound moved higher, driven by positive consumer confidence data.  The Australian dollar moved higher, supported by strong rallies in the commodities markets.

Equities
Major U.S. and European equity markets rallied as bullish U.S. economic data, including lower weekly U.S. jobless claims and improved European consumer confidence, fueled optimism for the global economic recovery.  The Japanese Nikkei 225 posted losses because of concerns the fallout after the death of the North Korean Leader, Kim Jong Il, would cause instability in the region.

Fixed Income
Global fixed-income markets generally declined as optimism surrounding the U.S. economy drove safe-haven demand lower.  News the European Central Bank was allocating more capital than expected to a program designed to provide three-year loans to Eurozone banks also played a role in putting pressure on fixed-income prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.